UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2020

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 1, 2020, Regional Health Properties, Inc. (together with its subsidiaries, “Regional”) entered into an Agreement Regarding Leases (the “Agreement”) with 3223 Falligant Avenue Associates, L.P. (“Tara Tenant”), 3460 Powder Springs Road Associates, L.P. (“Powder Springs Tenant”, together with Tara Tenant, the “Tenants”), Wellington Healthcare Services II, L.P. (“Guarantor”) and Mansell Court Associates LLC (“Pledgor”). Tenants, Guarantor and Pledgor, together with each of their respective affiliates, shareholders, partners, members, managers, officers, directors and employees thereof, are the “Wellington Parties”.

The Agreement provides for, among other things, the: (i) termination of that certain (a) Sublease Agreement, dated as of January 31, 2015, which were due to expire August 31, 2027, between Regional and Tara Tenant (the “Tara Sublease”), under which Regional subleases to  Tara  Tenant the skilled  nursing  and  assisted  living  facility  located  in Thunderbolt,  Georgia  (the  “Tara Facility”), and (b) Sublease Agreement, dated as of January 31, 2015, between Regional and Powder Springs Tenant (the  “Powder  Springs  Sublease”,  together  with  the Tara  Sublease,  the  “Subleases”), under which  Regional  subleases  to  Powder  Springs  Tenant  the skilled nursing facility located in Powder Springs, Georgia  (the “Powder Springs Facility”, together with the Tara Facility, the “Facilities”); (ii) transition of the operation of the Facilities to Regional; and (iii) settlement of outstanding amounts owed by the Tenants to Regional under the Subleases. In connection with the Subleases, Regional and the Wellington Parties entered into several ancillary security agreements with respect to the Facilities, each dated as of January 25, 2019, including guarantees (the “Guarantees”), pledge agreements (the “Pledge Agreements”), subordination agreements (the “Subordination Agreements”) and security agreements (the “Security Agreements”).

Scheduled rent payments under the Subleases constitute approximately 22% of Regional’s anticipated annual revenue in 2020. As of September 30, 2020, Regional had recorded an allowance of $0.9 million against a rent receivable of $2.0 million from the Tenants. Because Regional has a uniform commercial code lien on the Tenants’ receivables, Regional determined that a full allowance was not warranted.

Under the Agreement, possession, custody, control and operation of the Facilities will transition from the Tenants to Regional (the “Transition”) at 12:01 a.m. on January 1, 2021 or such other date as the parties agree to in writing (the “Transition Date”), pursuant to the terms and provisions of the Operations Transfer Agreements (the “OTAs”) which Regional and the Tenants have entered into in connection with the Agreement. Such OTAs are subject to customary closing conditions and representations and warranties. The Transition is subject to the Georgia Department of Community Health’s (“DCH”) approval of the Change in Ownership Applications (the “Applications”), which such Applications were filed by Regional on December 2, 2020. The Transition Date will be effective upon: (i) DCH’s approval of the transition of the Facilities; and (ii) the occurrence of the Transition. On the Transition Date, the Tenants will: (i) pay all cash on hand at the Facilities to Regional; (ii) transfer and assign all accounts receivable relating to the Facilities as of the Transition Date; and (iii) enter into commercially reasonable Deposit Account Control Agreements with respect to all of the Tenants’ bank accounts that receive accounts receivable remittances. The Security Agreements will survive the Transition and will remain in full force and effect in order to assist Regional in collecting the accounts receivable.

Upon the occurrence of the Transition, the Subleases, Guarantees, Pledge Agreements and Subordination Agreements will terminate automatically without any further action needed by any party. Additionally, the Wellington Parties and Regional agreed to a mutual release whereby each party releases, acquits, and forever discharges one another from any and all charges, complaints, claims, liabilities, demands, costs, losses, debts, and expenses of any nature whatsoever (including attorneys’ fees and costs actually incurred), known or unknown, suspected or unsuspected, accrued or not accrued, whether in law in equity, that existed from the beginning of time to the Transition Date.

Subject only to the OTAs and the Agreement, Regional will not in any way be liable for any contractual obligations or liabilities of the Wellington Parties owed to third parties arising prior to the Transition Date. Regional will pay and/or assume all vacation days, sick days and paid time off accruing on or before the Transition Date.

Regional will indemnify the Wellington Parties from liabilities arising from or relating to any unpaid nursing home provider fees relating in any way to the Facilities for the period prior to and/or after December 1, 2020.

Until the Transition Date occurs, neither: (i) the execution of the Agreement; (ii) the execution of any document or instrument required under the Agreement; nor (iii) the consummation of the transactions and agreements set forth in the Agreement will in any manner (a) rescind or cure any existing default under the Subleases, (b) reinstate the Subleases to current status, or (c) constitute an accord and satisfaction. Regional’s agreement to forego immediate pursuit of its rights and remedies constitutes a postponement and forbearance only, and does not constitute a waiver of any such rights or remedies.

The Agreement includes customary termination events, including: (i) the failure of the Tenants to perform any of their obligations under the Agreement where such failure continues for a period of ten business days after the Tenants receipt of written notice from Regional; or  (ii) either Tenant institutes or has instituted against Tenant or the Facilities any bankruptcy, reorganization, receivership, assignment for the benefit of creditors, conservatorship, custodianship, sequestration, or other similar judicial or non-judicial proceeding; or (iii) the Transition Date has not occurred on or before February 28, 2021 for any reason other than a default by Regional under the Agreement or the OTAs.

Item 1.02Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 7, 2020	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

4